As filed with the Securities and Exchange Commission on March 21, 2024.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lilium N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Galileostraße 335, 82131
Gauting, Germany

Telephone: +49 160 9704 6857

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal

Executive Offices)

Lilium N.V. 2021 Equity Incentive Plan

(Full Title of the Plan)

Roger Franks
C/O Lilium Aviation Inc.
2385 N.W. Executive Center Drive, Suite 300
Boca Raton, Florida 33431
Telephone: 561-526-8460
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Valerie Ford Jacob, Esq.

Freshfields Bruckhaus Deringer US LLP
3 World Trade Center

175 Greenwich Street
New York, NY 10007
(212) 277-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Lilium N.V. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 17,621,314 additional Class A ordinary shares, nominal value €0.01 per share (the “Class A Shares”) available for issuance under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”). The 2021 Plan provides that the number of Class A Shares available for issuance thereunder may be increased on the 1st day of each fiscal year by such number determined by the board of directors of the Registrant (the “Board”) not to exceed 5% of the outstanding Class A Shares on the last day of the immediately preceding fiscal year. Effective as of January 1, 2024, the Board approved an increase of 3.5% of the number of outstanding Class A Shares as of December 31, 2023, or 17,621,314 Class A Shares (the “2024 3.5% Issuance Increase of 2021 Plan”).

In accordance with General Instruction E of Form S-8, and only with respect to the Class A Shares that are issuable under the 2021 Plan, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on November 18, 2021 (333-261175) to the extent not superseded hereby. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Registrant’s annual report on Form 20-F for the year ended December 31, 2023, filed with the Commission on March 15, 2024 pursuant to Section 13(a) of the Exchange Act;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s annual report on Form 20-F referred to in (a) above; and

(c)	A description of the Class A Shares contained in the Registrant’s registration statement on Form 8-A, as filed with the Commission on August 11, 2021 (File No. 001-40736), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 6-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the Class A Shares is being passed upon for the Registrant by Freshfields Bruckhaus Deringer LLP, Dutch counsel to the Company. A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement.

Item 8. Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Date	Filed Herewith

4.1	Amended Articles of Association of Lilium N.V. (Unofficial Translation)	6-K	001-40736	99.7	August 8, 2023

5.1	Opinion and Consent of Freshfields Bruckhaus Deringer LLP					X

23.1	Consent of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, independent registered public accounting firm of Lilium GmbH					X

23.2	Consent of Freshfields Bruckhaus Deringer LLP (filed as part of Exhibit 5.1)					X

24.1	Power of Attorney (filed as part of signature page hereto)					X

99.1	Lilium N.V. 2021 Equity Incentive Plan	20-F	001-40736	4.8	September 20, 2021

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gauting, Germany on the 21st day of March 2024.

Lilium N.V.

Date: March 21, 2024	By:	/s/ Klaus Roewe
	Name:	Klaus Roewe
	Title:	Chief Executive Officer and Executive Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Klaus Roewe, Daniel Wiegand, Oliver Vogelgesang and Roger Franks, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

Chief Executive Officer and Executive Director
/s/ Klaus Roewe	(Principal Executive Officer)	March 21, 2024
Klaus Roewe
Chief Financial Officer
/s/ Oliver Vogelgesang	(Principal Financial and Accounting Officer)	March 21, 2024
Oliver Vogelgesang

/s/ Henri Courpron	Non-executive Director	March 21, 2024
Henri Courpron

/s/ Dr. Thomas Enders	Non-executive Director	March 21, 2024
Dr. Thomas Enders

/s/ Barry Engle	Non-executive Director	March 21, 2024
Barry Engle

/s/ David Neeleman	Non-executive Director	March 21, 2024
David Neeleman

/s/ Margaret M. Smyth	Non-executive Director	March 21, 2024
Margaret M. Smyth

/s/ Gabrielle Toledano	Non-executive Director	March 21, 2024
Gabrielle Toledano

/s/ David Wallerstein	Non-executive Director	March 21, 2024
David Wallerstein

/s/ Daniel Wiegand	Executive Director	March 21, 2024
Daniel Wiegand

/s/ Niklas Zennström	Non-executive Director	March 21, 2024
Niklas Zennström

Authorized Representative

Pursuant to the requirement of the Securities Act, the undersigned, the duly authorized representative in the United States of Lilium N.V., has signed this registration statement on the 21st day of March 2024.

LILIUM N.V.

By:	/s/ Roger Franks
	Name:	Roger Franks
	Title:	Chief Legal Officer